UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2005

ALTUS EXPLORATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31444

(Commission File Number)

98-0361119

(IRS Employer Identification No.)

100-8900 Germantown Road, Olive Branch, Mississippi 38654

(Address of principal executive offices and Zip Code)

(662) 893-7376

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 23, 2005, the Registrant issued 1,718,750 common shares with a par value of $0.001 in the capital stock of the Registrant (the “Securities”) to Kenneth Quinn pursuant to a convertible loan agreement (the “Agreement”), dated September 20, 2004 between the Registrant and Excalibur Investment Corp. (“Excalibur”). The Agreement is attached as an exhibit to the Registrant’s Form 8-K filed on September 29, 2004.

Under the Agreement, Excalibur loaned the Registrant the sum of US$250,000 at an interest rate of 10% per annum.

On September 20, 2005, Excalibur exercised its right to convert $275,000, which was the total outstanding amount of the loan plus accrued interest, into common shares of the Registrant at $0.16 per share. Excalibur requested that the common shares of the Registrant be issued in the name of Kenneth Quinn, the President of Excalibur.

All of the Securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 903 of Regulation S of the Securities Act for the private offering of securities. Neither Excalibur nor Kenneth Quinn are “U.S. Persons” as defined by Regulation S of the Securities Act and they are not acquiring the Securities for the account or benefit of any U.S. Person. Neither Excalibur nor Kenneth Quinn were in the United States at the time the offer to purchase the Securities was received. The Securities are "restricted securities" within the meaning of the Securities Act and were issued to Kenneth Quinn in accordance with Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Bassam Nastat

Bassam Nastat

President and Director

Date: September 23, 2005